EXHIBIT 99.3

                                                          For immediate release:

                                                          Joe Karp
                                                          Wynd Communications
                                                          TTY: 800-549-2800
                                                          Voice: 805-597-8114
                                                          Fax: 805-596-2914
                                                          jkarp@wynd.com
                                                          --------------

  WYND LAUNCHES FIRST PHASE OF ITS EXTENSIVE CUSTOMER SERVICE IMPROVEMENT PLAN

            Relationship with CSD to Enable Expanded Support Hours,
     Quicker and More Efficient Issue Resolution, Superior Customer Service

SAN LUIS OBISPO, CA - December 19, 2003--Today, Wynd Communications (a GoAmerica, Inc. company; NASDAQ: GOAM) announced the first phase of its service improvement program designed to dramatically improve the customer experience. In addition to new billing and customer relationship management tools, Wynd launched an outsourcing relationship with Communication Services for the Deaf, Inc. (CSD) to enable high-caliber 24 X 7 support.

"We've taken customer feedback to heart," said Dan Luis, chief executive officer for GoAmerica, Wynd's parent company. "We've challenged ourselves to deliver a support experience that is on par with the quality of our wireless services. From ordering and billing to technical support, nearly all aspects of the customer experience will be significantly enhanced in the coming months. We are excited to team with CSD to offer the high-quality support our customers deserve."

Wynd has developed a phased approach to improving the customer experience. During the first phase of this initiative, Wynd activated support tools such as new billing and customer relationship management software, and began outsourcing customer service functions to CSD. CSD is taking customer calls 24 hours a day, 7 days a week, and gathering relevant information for quicker resolution by Wynd support experts. During the second phase, expected to launch later this month, Wynd will provide CSD with access to Wynd's internal systems, allowing CSD service specialists to view customer information, create trouble tickets and resolve issues for the majority of customer service inquiries.

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"Advanced  technology is making  communication more accessible in today's world, and wireless services and devices are quickly becoming a lifeline for the

Deaf community," said Benjamin Soukup, president and CEO of CSD. "Wynd's efforts to enhance and improve these services underscore their renewed commitment to the customer. We share this commitment and are thrilled to play such an important role in their new customer service initiative."

Phase One of Wynd's customer service improvement initiative specifically addresses those areas of Wynd's business that will have the greatest impact on the customer experience, including the availability of its support team, its internal processes, and its internal and external support tools. Highlights of today's announced initiatives include:

         o        Expanded  Support  Call Hours Make  Support  More  Accessible:
                  Wynd's relationship with CSD has enabled Wynd to make its support more accessible and available for longer periods of time.

         o Process Improvement Expedites Issue Resolution: Wynd has completely restructured the internal processes it uses to resolve customer issues, simplifying how its representatives provide customers support. This means that customers will see issues resolved faster than before.

         o New Internal and External Tools Make Most Issues Addressable in a Single Call: New customer support tools will enable Wynd to build a consistent, positive experience by putting customer history, device information, and more, at the support representatives' fingertips. Additionally, customers will be empowered to view billing information online via Wynd's web site.

"At its foundation, our service initiative is designed to ensure that Wynd customers get their issues resolved quickly and efficiently, and that they experience outstanding support," said Frank Endres, Wynd's director of operations, and primary architect of the service improvement plan. "By integrating the call handling expertise of CSD with new tools and processes, we expect to deliver superior customer support."

About CSD

At CSD, our goal is to ensure a productive life for all individuals who are deaf and hard of hearing. Through quality programs designed to increase self-esteem, communication skills, social skills, independence, well-being, productivity and self-sufficiency, CSD is able to increase opportunities conducive to a positive and fully integrated life.

About Wynd Communications

Wynd Communications Corporation, a wholly owned subsidiary of GoAmerica, Inc. (NASDAQ: GOAM), is the nation's leading provider of wireless telecommunications services for people with hearing loss. Wynd is a winner of the California Governor's Award for Excellence in Universal Design and Technology and has been recognized by both the Clinton and Bush Administrations for its commitment to Americans with disabilities. For more information about Wynd Communications and

WyndTell service, visit the Wynd Web site at http://www.wynd.com, or contact Wynd directly at TTY 800-549-2800, voice 805-781-6000 or e-mail: info@wynd.com.

                                      # # #

Portions of this news release that are not statements of historical fact may include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, all of which are made pursuant to, and intending to qualify for, the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Current and prospective investors are cautioned (i) that such forward-looking statements involve risks and uncertainties, which may affect GoAmerica's business, prospects and results of operations, and (ii) not to place undue reliance on any such forward-looking statements. Further, GoAmerica and Wynd expressly disclaim any obligation to revise or update any of the forward-looking statements contained herein or any oral or written forward-looking statements that may be made by or on behalf of GoAmerica or Wynd to reflect future events or developments after the date hereof. GoAmerica's business is subject to a number of significant risks, which are set forth in GoAmerica's filings with the Securities and Exchange Commission, which are available online at www.sec.gov and via the Investor Relations section of GoAmerica's website www.goamerica.com.

"GoAmerica" is a trademark of GoAmerica, Inc. "Wynd" and "WyndTell" are registered trademarks of Wynd Communications Corporation. Other names are trademarks of their respective owners. (C) 2003 Wynd Communications Corp.